UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2010, the Compensation Committee of Nalco Holding Company (the “Committee”) took the following actions:

The Committee increased base salaries as follows: Chairman, President and Chief Executive Officer J. Erik Fyrwald’s base salary to $884,000; Executive Vice President and Chief Financial Officer Bradley J. Bell’s base salary to $485,379; Senior Executive Vice President and President, Water and Process Services David E. Flitman’s base salary to $480,000; Executive Vice President and President, Europe, Africa and Middle East Operations David Johnson’s base salary to $358,800; Executive Vice President and President Asia Pacific Eric Melin’s base salary to 436,800; and Executive Vice President and President, Energy Services Steve M. Taylor’s base salary to $374,400. These salary adjustments shall be effective on April 1, 2010.

The Committee further amended the Company’s Amended and Restated Management Incentive Plan to provide that participants will have earned an award if employed on the last date of the performance year. A copy of the Second Amended and Restated Management Incentive Plan is attached.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)     Second Amended and Restated Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: February 12, 2010